UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Covidien

15 Hampshire Street

Mansfield, MA 02048

(508) 261-8000

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2009, VNUS Medical Technologies, Inc., a Delaware corporation (“VNUS” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Covidien Group S.a.r.l. (“Parent”), a Luxembourg company and indirect, wholly-owned subsidiary of Covidien plc (“Covidien”), and Covidien Delaware Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on May 18, 2009 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $29.00 per share in cash, without interest, less applicable withholding taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 18, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On June 17, 2009, Covidien and VNUS announced the completion of the Offer. The initial offering period of the Offer expired at 9:00 a.m., New York City time, on June 17, 2009. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 9:00 a.m., New York City time, on June 17, 2009, a total of 13,998,147 shares of VNUS common stock was validly tendered and not withdrawn in the Offer, which represented approximately 86.19% of all issued and outstanding shares of VNUS common stock. Merger Sub has accepted for payment all shares of VNUS common stock that were validly tendered and not withdrawn during the Offer, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer. Parent provided sufficient funds to Merger Sub to acquire all of the outstanding shares of VNUS common stock.

On June 17, 2009, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option, provided for in Section 1.10 of the Merger Agreement, to purchase directly from the Company an additional number of shares of VNUS common stock sufficient to give Merger Sub ownership of at least 90% of the then outstanding shares of VNUS common stock, when combined with the shares Merger Sub purchased in the Offer. Pursuant to the exercise of this top-up option, Merger Sub purchased directly from the Company a total of 6,192,239 newly issued shares of VNUS common stock (the “Top-Up Shares”) at a price of $29.00 per share in consideration for a promissory note issued to the Company of $179,574,931. Such Top-Up Shares, combined with the shares purchased in the Offer, represented 90% of the outstanding VNUS common stock, which allowed Merger Sub to effect a short-form merger of Merger Sub with and into VNUS under Delaware law, without the need for a meeting of the Company’s stockholders.

On June 17, 2009, Merger Sub was merged with and into VNUS (the “Merger”) pursuant to the terms of the Merger Agreement, with VNUS surviving as an indirect wholly-owned subsidiary of Covidien. At the effective time of the Merger, each issued and outstanding share of VNUS common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Merger Consideration (other than shares of VNUS common stock that are held by Parent or Merger Sub or by stockholders, if any, who properly exercise their appraisal rights under Delaware law).

As a result of the Merger, VNUS no longer fulfills the numerical listing requirements of The Nasdaq Stock Market (“Nasdaq”). Accordingly, on June 17, 2009, at VNUS’ request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 3.01 is incorporated herein by reference. The Top-Up Shares were offered and sold to Merger Sub in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of VNUS common stock (other than shares held in the treasury of the Company and shares owned by the Merger Sub or Parent) was converted into the right to (i) receive from the Company the Merger Consideration, or (ii) seek appraisal of such shares under Delaware law. At the effective time of the Merger, VNUS stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in VNUS (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in VNUS’ future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of Covidien. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The new directors of the Company are Kevin G. DaSilva, John W. Kapples and Matthew J. Nicolella. Pursuant to the terms of the Merger Agreement, the executive officers of Merger Sub immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger. The new executive officers of the Company are Richard J. Meelia, Charles J. Dockendorff, Richard G. Brown, Jr., Kevin G. DaSilva and John H. Masterson.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the merger, the Company’s certificate of incorporation was amended and restated as set forth in Annex III to the Merger Agreement. Also, upon consummation of the Merger, the by-laws of the Company were amended and restated in their entirety to be identical to the by-laws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “VNUS Medical Technologies, Inc.” Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009

VNUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ John W. Kapples
Name:	John W. Kapples
Title:	Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.